Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-24389 on Form N-1A of our reports dated March 15, 2022, relating to the financial statements and financial highlights of Fidelity Equity-Income K6 Fund and Fidelity Mid Cap Value K6 Fund, our report dated March 16, 2022, relating to the financial statements and financial highlights of Fidelity Flex Mid Cap Value Fund, and our report dated March 17, 2022, relating to the financial statements and financial highlights of Fidelity Series All-Sector Equity Fund and Fidelity Series Value Discovery Fund, each a fund of Fidelity Devonshire Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Devonshire Trust for the year ended January 31, 2022, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 24, 2022